EXHIBIT 11


                    CATALINA LIGHTING, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

          SCHEDULE OF COMPUTATION OF PRIMARY EARNINGS (LOSS) PER SHARE


                                                       THREE MONTHS ENDED JUNE 30,        NINE MONTHS ENDED JUNE 30,
                                                  ----------------------------------      -------------------------------
                                                     1997                 1996               1997                1996
                                                  -----------         ------------        -----------         -----------
Net income (loss)                                 $   822,000         $     18,000       $ (4,144,000)         $   971,000

  Interest on debt assumed to be repaid ,net      $    50,000         $          -       $          -          $    25,000
   of income taxes
                                                  -----------         ------------        -----------          -----------
Net income (loss) for primary earnings
  (loss) per common share                         $   872,000         $     18,000        $(4,144,000)         $   996,000
                                                  ===========         ============        ===========          ===========

Weighted average number of common shares
  outstanding during the period                     7,069,000            7,016,000          7,067,000            7,002,000

Common equivalent shares determined
using the "Modified Treasury Stock"
method representing shares issuable upon
exercise of stock options and warrants                879,000              800,000                  -              754,000
                                                  -----------         ------------        -----------          -----------

Weighted average number of shares used in
  calculation of primary earnings (loss) per share  7,948,000            7,816,000          7,067,000            7,756,000
                                                  ===========         ============        ===========          ===========

Primary earnings (loss) per common share          $      0.11         $          -        $     (0.59)         $      0.13
                                                  ===========         ============        ===========          ===========



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                    CATALINA LIGHTING, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                                   (CONTINUED)

       SCHEDULE OF COMPUTATION OF FULLY DILUTED EARNINGS (LOSS) PER SHARE

                                                       THREE MONTHS ENDED JUNE 30,          NINE MONTHS ENDED JUNE 30,
                                                  ----------------------------------     --------------------------------
                                                     1997                 1996               1997                1996
                                                  -----------         ------------       ------------         -----------
Net income (loss)                                 $   822,000         $     18,000       $ (4,144,000)         $   971,000

Interest on debt assumed to be repaid, net of
  income taxes                                         45,000                    -                  -               20,000

Interest on convertible subordinated notes,
 net of income taxes                                  103,000                    -                  -                    -

Net income (loss) for fully diluted earnings
                                                  -----------         ------------       ------------          -----------
  (loss) per common share                         $   970,000         $     18,000       $ (4,144,000)         $   991,000
                                                  ===========         ============       ============          ===========

Weighted average number of common shares
  outstanding during the period                     7,069,000            7,016,000          7,067,000            7,002,000

Common equivalent shares determined
using the "Modified Treasury Stock"
method representing shares issuable upon
exercise of stock options and warrants                879,000              800,000                  -              754,000

Shares issuable upon conversion of convertible
  subordinated notes                                1,040,000                    -                  -                    -

                                                  -----------         ------------        -----------          -----------
Weighted average number of shares used in
  calculation of fully diluted earnings (loss)
  per share                                         8,988,000            7,816,000          7,067,000            7,756,000
                                                  ===========         ============       ============          ===========

Fully diluted earnings (loss) per common share    $      0.11         $          -        $     (0.59)         $      0.13
                                                  ===========         ============       ============          ===========
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NOTE

Subordinated notes convertible into 1,040,000 common shares were not included for all periods in 1996 and for the nine months ended June 30, 1997 because their effect is anti-dilutive.